EXHIBIT 10.26

INDEPENDENT COMMUNITY BANK

2004 DIRECTOR STOCK OPTION PLAN

1.

Purpose of the Plan.  Independent Community Bank, a Florida corporation, hereby adopts this 2004 Director Stock Option Plan providing for the granting of stock options to directors of the Company.  The general purpose of the Plan is to more closely align the interests of the Directors of the Company with the interests of the Company’s shareholders by providing members of the Board of Directors of the Company an opportunity to participate in the future growth and profitability of the Company through annual awards of non-qualified stock options.

The 2004 Director Stock Option Plan has been approved by the Board of Directors effective as of March 17, 2004, by the Company’s shareholders effective as of April 22, 2004, and by the State of Florida Office of Financial Regulation.

2.

Certain Definitions.  In addition to the words and terms elsewhere defined in this Plan, certain capitalized words and terms used in this Plan shall have the meanings given to them by the definitions and descriptions in this Section 2.  Unless the context or use indicates another or different meaning or intent, then such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined.  The following words and terms are defined terms under this Plan:

2.1

“Award” means the grant of an Option under this Plan.

2.2

“Board of Directors” means the Board of Directors of the Company.

2.3

“Code” means the Internal Revenue Code of 1986, as the same shall be amended from time to time.

2.4

“Common Stock” means the Common Stock, par value $5.00 per share, of the Company.

2.6

“Company” means Independent Community Bank, a Florida corporation.

2.7

“Director” means a member of the Board of Directors, including directors who are also officers and/or employees of the Company.

2.8

“Effective Date” means April 22, 2004, the date the Plan was approved by the shareholders of the Company.

2.9

“Fair Market Value” means the book value of a share of Common Stock as determined by the Board of Directors.  For periods after the Company’s initial public offering of Common Stock, this shall be determined by reference to the closing price quotation, or, if none, the average of the bid and asked prices, reported as of the most recent available date with respect to the sale of Common Stock.

2.10

“Holder” means a Director who has received an Award of Options under this Plan.

2.11

“Nonstatutory Stock Option” means a stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.12

“Option” means a right granted to a Director pursuant to the Plan to purchase a specified number of shares of Common Stock at a specified Option Price during a specified period and on such other terms and conditions as may be specified pursuant to the Plan.  All Options granted under this Plan shall be Nonstatutory Stock Options.

2.13

“Option Price” means, with respect to any Option, the price per share the Holder will be required to pay to the Company to exercise the Option and acquire the shares of Common Stock subject to the Option.

2.14

“Par Value” means $5.00 per share of Common Stock.

2.15

“Plan” means this 2004 Director Stock Option Plan.

2.16

“Stock Option Agreement” means the agreement specified in Section 10 hereof.

2.17

“Total Disability” means a Director is unable to attend to his or her duties as a Director because of a medically diagnosable physical or mental condition, and such Director receives a written opinion from a physician acceptable to the Company that such condition prevents the Director from resuming full performance of his or her duties and is likely to continue for an indefinite period.

3.

Stock Subject to the Plan.  Subject to the provisions of Section 11 hereof, the number of shares of Common Stock which may be issued upon exercise of Options under the Plan shall be 50,760 shares of the Common Stock.  If any Option shall expire or terminate for any reason without having been exercised in full, the unexercised shares subject thereto shall again be available for purposes of the Plan.

4.

Administration.

4.1

Powers.  The Plan shall be administered by the Board of Directors, which shall have all of the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Awards made under the Plan.  Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority to interpret the Plan, to adopt, amend and rescind the rules and regulations relating to the Plan and to make all other determinations and to take all other actions deemed necessary or advisable for the administration of the Plan.  Any decision of the Board of Directors in the administration of the Plan, as described herein, shall be final and conclusive.

4.2

Delegation to Committee Permitted.  Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a Committee of at least two members, and delegate to the Committee the authority of the Board of Directors to administer the Plan.  Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors in the administration of the Plan, except the power to appoint members of the Committee and to terminate, modify or amend the Plan.  The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee.  The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as its shall deem advisable.  A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum.  Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.

Eligibility.  Options under this Plan shall be granted only to Directors.

6.

Options.

6.1

Grant of Options.  The Board of Directors in its discretion (or any Committee to whom the Board may delegate this authority) may grant Options under this Plan to Directors in its sole discretion.  In granting such awards and determining their form and amount, the Board of Directors, or a Committee thereof, shall give consideration to the functions and responsibilities of the individual, his or her present and potential contributions to profitability and sound growth of the Company and such other factors as the Board of Directors or the Committee may, in its discretion, deem relevant.

6.2

Option Prices.  The purchase price of the Common Stock under each Option shall be equal to the greater of the Fair Market Value of the Common Stock on the grant date or the Par Value of the Common Stock (subject to adjustment as provided in Section 11 hereof).

6.3

Term of Options; Limitations on Exercise.  The term of each Option shall be for ten years from the date of grant, and, except as modified by the Board of Directors pursuant to Section 6.6, shall expire as provided in Section 8 or upon the earlier expiration at the end of its ten year term.  Each Option granted pursuant to Section 6.1 shall become exercisable on the one-year anniversary of the date of grant of such Option.

6.4

Exercise of Options.  Any part of an Option granted and presently exercisable under the Plan shall be exercisable in whole, or in part, at any time during the term of the Option.  Payment shall be made in cash or in any other manner acceptable to the Board of Directors.  Such notice shall state that the Holder of the Option elects to exercise the Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares, and shall either (i) be accompanied by payment of the full Option Price of such shares, or (ii) provide for such arrangements for the payment of the full Option Price of such shares as may be satisfactory to the Board of Directors.

6.5

Nontransferability of Options.  No Options shall be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Holder thereof only by such Holder.

6.6

Modifications.  The Board of Directors shall have the authority to modify, in any manner it deems desirable or appropriate, the terms of the Option Awards to be made to one or more classifications of Directors under Section 6, including the size or vesting schedules of such Option Awards; provided that, any modification shall be applied uniformly to all Directors in equivalent circumstances, and further provided, that the modification shall not increase the number of shares available under the Plan beyond the aggregate limit set forth in Section 3.

7.

Acceleration on Change in Control.  Notwithstanding any waiting period to the contrary set forth herein, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, in the event of a Change in Control (as defined below).  The acceleration of the exercise of Options as provided in this Section 7 may be limited as the Board of Directors deems appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock received by the Holder from the Company.

For purposes of this Plan, a “Change in Control” shall include any of the events described below:

(a)

The acquisition in one or more transactions of more than fifty percent of the Corporation’s outstanding Common Stock, or the equivalent in voting power of any class or classes of securities of the Corporation entitled to vote in elections of directors by any corporation or other entity, or group of related persons, corporations or other entities (other than the Corporation or any employee benefit plan sponsored by the Corporation or any Subsidiary);

(b)

Any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or any transfer or sale of substantially all of the assets of the Corporation or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Corporation or any other person, or cash, or any other property;

(c)

Any person, or group of persons, announces a tender offer for at least fifty percent of the Corporation’s Common Stock;

provided, however, that no acquisition of stock by any person in a public offering or private placement of the Company’s Common Stock or other transaction approved by the Company’s Board of Directors shall be considered a Change in Control.

8.

Cessation of Service as a Director.

8.1

Death of Holder.  If any Director shall die prior to the end of his or her service as a member of the Board of Directors, then each outstanding but unexercised Option granted to him or her under the Plan shall become exercisable in full for the aggregate number of shares covered thereby and each Option may be exercised by the legatee(s) or personal representative(s) of such Holder at any time within twelve months after such Holder’s death; provided, however, that no Option may be exercised after the expiration date of such Option.

8.2

Total Disability; Retirement.  If a Director ceases to serve as a member of the Board of Directors prior to the end of his or her term as a result of retirement at or after age 65 (“Retirement”) or Total Disability, then each outstanding but unexercised Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby from and after the date of such cessation of service and such Option may be exercised by such Holder (or his or her guardian(s) or personal representative(s)) at any time within twelve months after such cessation of service; provided, however, that no Option may be exercised after the expiration date of such Option.

8.3

Failure to be Nominated for Reelection; Failure to be Reelected.  If a Director shall cease to serve as a member of the Board of Directors as a result of such Holder’s resignation from the Board (other than as a result of Retirement or Total Disability) or such Holder’s decision not to stand for reelection at the expiration of his or her term of office, or such Holder is not nominated to stand for election at the Annual Shareholders’ Meeting at which his or her term of office expires, or, if nominated, such person is not reelected, then all Options held by such Holder may be exercised at any time within thirty days after the date of such cessation of service; provided, however, (i) only Options exercisable by the Holder at the time of the cessation of service as a Director may be exercised after such cessation, and (ii) no Option may be exercised after the expiration date of such Option.

8.4

Removal for Cause.   If a Holder is removed from the Board for Cause (as defined below) then all unexercised Options held by such Holder shall immediately terminate and be canceled.  “Cause” shall mean (i) any action by the Director involving willful disloyalty to the Company, such as embezzlement, fraud, or misappropriation of corporate assets; (ii) the Director’s conviction of a felony or of any lesser crime or offense involving moral turpitude committed in connection with the performance of his or her duties; or (iii) the refusal to perform his or her duties and responsibilities for any reason (other than illness or incapacity).

9.

Nonalienation of Benefits.  No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

10.

Written Agreements.  Each grant of an Option hereunder shall be evidenced by a Stock Option Agreement in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board of Directors from time to time shall approve.

11.

Adjustments Upon Changes in Capitalization.  In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to a participating Director.

12.

Termination and Amendment.  Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall expire on [April 22, 2014].  The Board of Directors may terminate the Plan at any time, and the Board of Directors at any time also may modify or amend the Plan in such respects as it shall deem advisable.  No termination, modification or amendment of the Plan or any outstanding Stock Option Agreement may, without the consent of the Holder to whom any Award shall theretofore have been granted, adversely affect the rights of such Holder with respect to such Award.

13.

Rights of a Holder as a Shareholder.  The Holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

14.

Government and Other Regulations.  The obligation of the Company with respect to Awards shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange or securities market on which the Common Stock may be listed or traded.  Any Option granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

15.

Withholding.  The Company’s obligation to deliver shares of Common Stock upon the exercise of any Option granted under the Plan shall be subject to applicable Federal, state and local tax withholding requirements.  Federal, state and local withholding tax due upon the exercise of any Option may be paid in shares of Common Stock upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

16.

Non-Exclusivity of the Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.

Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida.

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